UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 9, 2017
(Date of earliest event reported)
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)
(616) 654-3000
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters of a Vote of Security Holders
The annual meeting of the shareholders of the Company was held on October 9, 2017, at which:
(1) The following nominees were elected to serve three year terms on the company’s Board of Directors by the following votes:

	Mary V. Andringa	Brenda Freeman	J. Barry Griswell	Brian C. Walker
For	49,251,061	50,034,121	49,444,047	49,348,754
Withheld	1,186,977	403,917	993,991	1,089,284
Broker non-votes	3,688,872	3,688,872	3,688,872	3,688,872

The following individuals continued their service as Directors of the company: David A. Brandon, Douglas D. French, John R. Hoke III, Lisa A. Kro, Heidi J. Manheimer, David O. Ulrich and Michael A. Volkema.

(2) Ernst & Young LLP was approved as the company’s independent auditors for the fiscal year ending June 2, 2018, by the following votes:

For	53,477,492
Against	607,174
Abstain	42,244
Broker non-votes	n/a

(3) The Fourth Amendment to the Herman Miller, Inc. 2011 Long-Term Incentive Plan has been approved by the following votes:

For	47,939,849
Against	2,230,441
Abstain	267,748
Broker non-votes	3,688,872

(4) The compensation paid to the Company's named executive officers was approved on an advisory basis by the following votes:

For	41,152,964
Against	9,011,236
Abstain	273,838
Broker non-votes	3,688,872

(5) The advisory vote on the frequency of voting on executive compensation each year has been approved by the following votes:

One Year	40,753,338
Two Years	87,440
Three Years	9,345,446
Abstain	251,814

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 12, 2017	HERMAN MILLER, INC.
(Registrant)

	By:	/s/ Kevin J. Veltman Kevin J. Veltman
Vice President of Investor Relations & Treasurer (Duly Authorized Signatory for Registrant)